UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 16, 2015

Date of Report (date of earliest event reported)

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on December 18, 2014, The Pantry, Inc., a Delaware corporation (the “Company”), Couche-Tard U.S. Inc., a Delaware corporation (“Parent”), and CT-US Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for Merger Sub to be merged with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger”), subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. Parent is a subsidiary of Alimentation Couche-Tard Inc. (“Couche-Tard”).

Item 1.02	Termination of a Material Definitive Agreement.

On March 16, 2015, in connection with the consummation of the Merger (as described above and under Item 2.01), the following previously disclosed material definitive agreements were terminated: (i) the Fourth Amended and Restated Credit Agreement, dated as of August 3, 2012, among the Company, certain of its domestic subsidiaries as guarantors (the “Subsidiary Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the several banks and financial institutions signatory thereto as lenders, as amended, (ii) the Fourth Amended and Restated Pledge Agreement dated as of August 3, 2012 by and among the Company, the Subsidiary Guarantors and the Administrative Agent and (iii) the Fourth Amended and Restated Security Agreement dated as of August 3, 2012 by and among the Company, the Subsidiary Guarantors and the Administrative Agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger was completed pursuant to the Merger Agreement on March 16, 2015.

As a result of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than shares (a) owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or (b) held by a stockholder who has properly exercised and perfected such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware), was converted into the right to receive, in respect of each share of Company Common Stock, $36.75 in cash, without interest and subject to applicable withholding (the “Merger Consideration”). In addition, (a) each issued and outstanding option to purchase Company Common Stock, whether vested or unvested, was converted into the right to receive the Merger Consideration less the applicable exercise price, (b) each issued and outstanding restricted share award covering Company Common Stock vested and was converted into the right to receive the Merger Consideration, (c) each issued and outstanding restricted stock unit vested and was converted into the right to receive the Merger Consideration, in each case without interest and subject to applicable withholding. For each restricted share award that was subject to performance-based vesting and for which performance was incomplete as of the effective time of the Merger (the “Effective Time”), the number of shares of Company Common Stock subject to such award was determined based on the greater of (a) the target number of shares of Company Common Stock subject to such award and (b) actual performance achieved during the twelve (12) month period ending on February 28, 2015.

The funds used to consummate the Merger were from the cash on hand and credit facilities of Couche-Tard and its affiliates.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Merger constitutes a “Change of Control” as defined under the Indenture dated August 3, 2012 (as amended, the “Indenture”) by and between the Company and U.S. Bank National Association, as Trustee, which governs the

Company’s 8.375% Senior Notes due 2020 (the “2020 Notes”). As a result, the Company is required to commence a change of control offer to repurchase any and all of the approximately $250 million of the outstanding 2020 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, except and to the extent that the Company instead exercises its right to redeem the 2020 Notes in accordance with the optional redemption provisions of the Indenture. In lieu of commencing a change of control offer, the Company currently intends to commence and complete the optional redemption of all of the outstanding 2020 Notes as promptly as practicable after the Effective Time.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On March 16, 2015, in connection with the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested NASDAQ to (i) suspend trading in the shares of Company Common Stock as of the close of business on March 16, 2015 and (ii) file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 2.04 and 3.01, above, and Item 5.01, below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01, 3.01 and 3.03, above, and Items 5.02 and 5.03, below of this Current Report on Form 8-K is incorporated herein by reference.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of Directors

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time. Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In addition, effective as of the Effective Time, Kathy Cunnington, Darrell Davis and Geoffrey Haxel, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Other than the Merger Agreement, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director.

Replacement of Named Executive Officers

In connection with the Merger, immediately following the Effective Time, each of the Company’s named executive officers were removed from their offices and the Company appointed the following new executive officers:

Name	Office
Darrell Davis	President (principal executive officer and principal operating officer)
Kathy Cunnington	Vice-President, Shared Services North America and Treasurer (principal financial officer and principal accounting officer)

Other than the Merger Agreement, there are no arrangements or understandings between any of the newly appointed officers and any other person pursuant to which the newly appointed officers were selected for their respective offices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company, except that in each case the name of the Company set forth therein was changed to “The Pantry, Inc.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated December 18, 2014, by and among Couche-Tard U.S. Inc., CT-US Acquisition Corp. and The Pantry, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 18, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Darrell Davis
Darrell Davis
Dated: March 16, 2015		President

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated December 18, 2014, by and among Couche-Tard U.S. Inc., CT-US Acquisition Corp. and The Pantry, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 18, 2014).